Date: February 24, 2026
XENIA HOTELS & RESORTS REPORTS FOURTH QUARTER
AND FULL YEAR 2025 RESULTS
Orlando, FL – February 24, 2026 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the quarter and year ended December 31, 2025.
Fourth Quarter 2025 Highlights
•Net Income: Net income attributable to common stockholders was $6.1 million, or $0.07 per share
•Adjusted EBITDAre: $63.6 million, increased 7.5% compared to the fourth quarter of 2024
•Adjusted FFO per Diluted Share: $0.45, increased 15.4% compared to the fourth quarter of 2024
•Same-Property Occupancy: 66.1%, increased 130 basis points compared to the fourth quarter of 2024
•Same-Property ADR: $266.88, increased 2.5% compared to the fourth quarter of 2024
•Same-Property RevPAR: $176.45, increased 4.5% compared to the fourth quarter of 2024
•Same-Property Total RevPAR: $325.52, increased 6.7% compared to the fourth quarter of 2024
•Same-Property Hotel EBITDA: $68.8 million, increased 16.3% compared to the fourth quarter of 2024
•Same-Property Hotel EBITDA Margin: 25.9%, increased 214 basis points compared to the fourth quarter of 2024
•Dividends: Declared a fourth quarter dividend of $0.14 per share for stockholders of record on December 31, 2025
•Capital Markets Activities: Repurchased a total of 2,697,110 shares of common stock at a weighted-average price of $13.56 per share for a total consideration of approximately $36.6 million
Full Year 2025 Highlights
•Net Income: Net income attributable to common stockholders was $63.1 million, or $0.64 per share
•Adjusted EBITDAre: $258.3 million, increased 8.9% compared to the same period in 2024
•Adjusted FFO per Diluted Share: $1.76, increased 10.7% compared to the same period in 2024
•Same-Property Occupancy: 68.6%, increased 100 basis points compared to the same period in 2024

•Same-Property ADR: $265.38, increased 2.5% compared to the same period in 2024

•Same-Property RevPAR: $181.97, increased 3.9% compared to the same period in 2024

•Same-Property Total RevPAR: $328.57, increased 8.0% compared to the same period in 2024
•Same-Property Hotel EBITDA: $274.3 million, increased 13.5% compared to the same period in 2024
•Same-Property Hotel EBITDA Margin: 25.8%, increased 129 basis points compared to the same period in 2024
•Transaction Activity: In March, acquired the fee simple interest in the land underlying Hyatt Regency Santa Clara for $25 million. In April, sold the 545-room Fairmont Dallas for $111.0 million, or approximately $203,670 per key. The sales price was exclusive of an estimated $80 million of near-term capital expenditures needs.
•Dividends: Declared a total of $0.56 of dividends per share to common stockholders

•Capital Markets Activity: Repurchased a total of 9,353,816 shares of common stock at a weighted-average price of $12.87 per share for a total consideration of approximately $120.4 million

“Strong group and transient demand drove a Same-Property RevPAR increase of 4.5% for the quarter, building on the 5.6% RevPAR growth our Same-Property portfolio achieved in the fourth quarter of 2024," said Marcel Verbaas, Chair and Chief Executive Officer of Xenia. "Growth in non-rooms revenues contributed to a 6.7% increase in Same-Property Total RevPAR for the quarter. The continued successful ramp at Grand Hyatt Scottsdale, as well as strong performance by our hotels in Santa Barbara, Orlando, San Diego, and Santa Clara were the most significant components of our Same-Property RevPAR growth for the quarter. Encouragingly, our hotels in the Houston market also experienced growth in RevPAR as market performance improved after the difficult year-over-year comparisons in the third quarter."
"As we reflect back on 2025, we are proud of the performance that our portfolio of high-quality hotels and resorts achieved during the year," continued Mr. Verbaas. "Adjusted EBITDAre exceeded our expectations set at the beginning of the year as well as our more recent outlook. Significant growth in food and beverage and other revenues contributed to a Same-Property Total RevPAR increase of 8.0% for the year, which was driven by strong group demand throughout the portfolio and further bolstered by the recently transformed and rebranded Grand Hyatt Scottsdale. Additionally, cost controls resulted in over 125 basis points of Same-Property Hotel EBITDA margin growth. Our strong operating results for the year, together with over $120 million in share repurchases, allowed us to deliver a double-digit percentage increase in Adjusted FFO per share as compared to 2024.”
"Looking ahead, we are optimistic about our positive trajectory as lodging demand remains resilient despite continued uncertainty in the broader overall economic climate," said Mr. Verbaas. "The continued strength in group business and on-going recovery in corporate transient demand as well as incremental leisure demand from several large events are expected to be positive for our well-located portfolio this year. Early results indicate that we are continuing our positive momentum into 2026 as we estimate that Same-Property RevPAR for the first quarter through February 19th grew approximately 4.6% versus the comparable period in 2025. We continue to believe that Xenia is primed for meaningful growth in the future as a result of our thoughtful capital allocation decisions and well-positioned high quality portfolio of luxury and upper-upscale hotels and resorts."

Operating Results
The Company’s results include the following:

	Three Months Ended December 31,
	2025	2024	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income (loss) attributable to common stockholders	$6,084	$(638)	1,053.6%
Net income (loss) per share available to common stockholders - basic and diluted	$0.07	$(0.01)	800.0%

Same-Property Number of Hotels(1)	30	30	—
Same-Property Number of Rooms(1)(6)	8,868	8,863	5
Same-Property Occupancy(1)	66.1%	64.8%	130	bps
Same-Property Average Daily Rate(1)	$266.88	$260.43	2.5%
Same-Property RevPAR(1)	$176.45	$168.81	4.5%
Same-Property Total RevPAR(1)(2)	$325.52	$305.20	6.7%
Same-Property Hotel EBITDA(1)(3)	$68,849	$59,197	16.3%
Same-Property Hotel EBITDA Margin(1)(3)	25.9%	23.8%	214	bps

Total Portfolio Number of Hotels(4)	30	31	(1)
Total Portfolio Number of Rooms(4)(6)	8,868	9,408	(540)
Total Portfolio RevPAR(5)	$176.45	$165.92	6.3%
Total Portfolio Total RevPAR(2)(5)	$325.52	$302.53	7.6%

Adjusted EBITDAre(3)	$63,613	$59,164	7.5%
Adjusted FFO(3)	$43,070	$40,030	7.6%
Adjusted FFO per diluted share(3)	$0.45	$0.39	15.4%
1."Same-Property” includes all hotels owned as of December 31, 2025 and also includes renovation disruption for multiple capital projects during the periods presented.
2.Total Revenues per available room for the period presented.
3.EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures. See definitions and tables later in this press release for how we define these non-GAAP financial measures and for reconciliations from net income to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin.
4.As of end of periods presented.
5.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.
6.Five rooms were added to inventory at Grand Hyatt Scottsdale Resort in the first quarter 2025.

	Year Ended December 31,
	2025	2024	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income attributable to common stockholders	$63,088	$16,143	290.8%
Net income per share available to common stockholders - basic and diluted	$0.64	$0.15	326.7%

Same-Property Number of Hotels(1)	30	30	—
Same-Property Number of Rooms(1)(6)	8,868	8,863	5
Same-Property Occupancy(1)	68.6%	67.6%	100	bps
Same-Property Average Daily Rate(1)	$265.38	$259.03	2.5%
Same-Property RevPAR(1)	$181.97	$175.18	3.9%
Same-Property Total RevPAR(1)(2)	$328.57	$304.12	8.0%
Same-Property Hotel EBITDA(1)(3)	$274,282	$241,688	13.5%
Same-Property Hotel EBITDA Margin(1)(3)	25.8%	24.5%	129	bps

Total Portfolio Number of Hotels(4)	30	31	(1)
Total Portfolio Number of Rooms(4)(6)	8,868	9,408	(540)
Total Portfolio RevPAR(5)	$180.65	$172.36	4.8%
Total Portfolio Total RevPAR(2)(5)	$326.61	$299.93	8.9%

Adjusted EBITDAre(3)	$258,344	$237,123	8.9%
Adjusted FFO(3)	$174,718	$165,342	5.7%
Adjusted FFO per diluted share(3)	$1.76	$1.59	10.7%
1."Same-Property” includes all hotels owned as of December 31, 2025 and also includes renovation disruption for multiple capital projects during the periods presented.
2.Total Revenues per available room for the period presented.
3.EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures. See definitions and tables later in this press release for how we define these non-GAAP financial measures and for reconciliations from net income to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin.
4.As of end of periods presented.
5.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.
6.Five rooms were added to inventory at Grand Hyatt Scottsdale Resort in the first quarter 2025.

Liquidity and Balance Sheet
As of December 31, 2025, the Company had total outstanding debt of approximately $1.4 billion with a weighted-average interest rate of 5.51%. The Company had approximately $140 million of cash and cash equivalents, including hotel working capital, and full availability on its revolving line of credit, resulting in total liquidity of approximately $640 million as of December 31, 2025. In addition, the Company held approximately $83 million of restricted cash and escrows at the end of the fourth quarter.
In February 2026, the Company used cash on hand to pay off the mortgage loan collateralized by Grand Bohemian Hotel Orlando, Autograph Collection in advance of its maturity on March 1, 2026. The Company's portfolio currently includes twenty-eight unencumbered properties and two hotels encumbered by property-level debt.

Capital Markets
In the quarter, the Company repurchased 2,697,110 shares of common stock at a weighted-average price of $13.56 per share for a total consideration of approximately $36.6 million. For the year ended December 31, 2025, the Company repurchased 9,353,816 shares of common stock at a weighted-average price of $12.87 per share for a total consideration of approximately $120.4 million. The Company currently has $97.5 million in capacity remaining under its repurchase authorization. The Company did not issue any shares of its common stock through its At-The-Market ("ATM") program in the quarter and had $200 million of remaining availability as of December 31, 2025.
Transactions
As previously disclosed, in March, the Company acquired the fee simple interest in the land underlying Hyatt Regency Santa Clara for $25 million. In April the Company sold the 545-room Fairmont Dallas for $111.0 million, or approximately $203,670 per key. The sale price represented an 8.6x multiple and a 10.0% capitalization rate on the property’s Hotel EBITDA and Net Operating Income for the twelve months ended February 28, 2025, respectively, culminating in an 11.3% unlevered IRR for our ownership period. These transaction price metrics are exclusive of an estimated $80 million of near-term capital expenditures.
First Quarter 2026 Dividend
The Company's Board of Directors has declared a quarterly cash dividend of $0.14 per share of the Company's common stock for the first quarter of 2026. The dividend will be paid on April 15, 2026 to all holders of record of the Company's common stock as of the close of business on March 31, 2026. Consistent with prior practice, all future dividend determinations are subject to approval by the Company's Board of Directors.
Capital Expenditures
During the quarter and year ended December 31, 2025, the Company invested $15.9 million and $86.6 million in portfolio improvements, respectively. These amounts are inclusive of capital expenditures related to the completion of the transformative renovation of Grand Hyatt Scottsdale Resort earlier in the year.
In addition to the completion of the Grand Hyatt Scottsdale transformative renovation, for the full year 2025 significant projects in the Company’s portfolio included:
•Select upgrades to guest rooms at several properties including Renaissance Atlanta Waverly Hotel & Convention Center, Marriott San Francisco Airport Waterfront, Hyatt Centric Key West Resort & Spa, Hyatt Regency Santa Clara, Grand Bohemian Hotel Mountain Brook, Grand Bohemian Hotel Charleston and Kimpton RiverPlace Hotel all of which were substantially completed during the fourth quarter.

•Performing significant infrastructure upgrades at ten hotels, including façade waterproofing, chiller replacements, elevator and escalator modernization projects and fire alarm system upgrades.

•Commencing a limited guest room renovation at Fairmont Pittsburgh which we expect to complete in the first quarter of 2026 and a renovation of the M Club at Marriott Dallas Downtown which was completed in early 2026.

•Commencing work related to a major reconcepting of the food & beverage facilities at W Nashville pursuant to agreements with José Andrés Group ("JAG"), in which JAG will operate and/or license substantially all of the hotel's food & beverage outlets. This includes Zaytinya, an Eastern Mediterranean concept, serving lunch and dinner which opened in mid February; Bar Mar, a coastal seafood and premium meat dinner concept and Butterfly, a high-energy rooftop bar with a Mexican-inspired menu, both of which are expected to open by late March; and Glowbird, a new pool deck concept, with an expanded bar and upgraded food and beverage offerings, which is expected to open by the end of April.

The Company has planned renovations for 2026 that include:
•Andaz Napa – The first phase of a comprehensive renovation of guestrooms and corridors expected to begin in the fourth quarter

•The Ritz-Carlton, Denver – Renovation of guest rooms, corridors and meeting space expected to begin in the fourth quarter

Full Year 2026 Outlook and Guidance
The Company is providing its full year 2026 outlook. The range below reflects the Company's limited visibility in forecasting due to continued macroeconomic uncertainty and is based on the current economic environment and does not take into account any unanticipated impacts to the business or operations. Furthermore, this guidance assumes no additional acquisitions, dispositions, equity issuances, or share and/or senior note repurchases. The Same-Property RevPAR change shown includes all hotels owned as of February 24, 2026.

	Full Year 2026 Guidance
	Low End	High End
	($ in millions, except stats and per share data)
Net Income	$21	$41
Same-Property RevPAR Change (vs. 2025)	1.50%	4.50%
Same-Property Total RevPAR Change (vs. 2025)	2.75%	5.75%
Adjusted EBITDAre	$250	$270
Adjusted FFO	$170	$190
Adjusted FFO per Diluted Share	$1.78	$1.99
Capital Expenditures	$70.0	$80.0

Full year 2026 guidance is inclusive of the following assumptions:
•Disruption due to renovations is expected to negatively impact Adjusted EBITDAre and Adjusted FFO by approximately $1 million

•General and administrative expense of approximately $24 million, excluding non-cash share-based compensation
•Interest expense of approximately $78 million, excluding non-cash loan related costs
•Income tax expense of approximately $2 million

•95.7 million weighted-average diluted shares/units
Supplemental Financial Information
Please refer to the Company's Supplemental Financial Information package for the Fourth Quarter and Full Year 2025 available online through the Press Release section of the Company's Investor Relations website for additional financial information.

Fourth Quarter 2025 Earnings Call
The Company will conduct its quarterly conference call on Tuesday, February 24, 2026 at 1:00 PM Eastern Time. To participate in the conference call, please dial (833) 470-1428, access code 571151. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 lodging markets as well as key leisure destinations in the United States. The Company owns 30 hotels and resorts comprising 8,868 rooms across 14 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders including Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, and The Kessler Collection. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "guidance," "predict," "potential," "continue," "likely," "will," "would," "illustrative," references to "outlook" and "guidance" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our strategies or plans, our performance relative to the industry and/or peers, or other future events, the outlook related to macroeconomic factors, our beliefs or expectations relating to our future performance including our 2025 outlook and guidance, results of operations and financial conditions and the timing of renovations and capital expenditures projects and the potential impact on the same due to the imposition of reciprocal and retaliatory tariffs. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic uncertainty and a contraction in the U.S. or global economy or low levels of economic growth; (ii) macroeconomic and other factors beyond our control that can adversely affect and reduce demand for hotel rooms, food and beverage services, and/or meeting facilities, such as wars, global conflicts and geopolitical unrest, changes in trade policy, changes in consumer sentiment towards travel to the United States, other political conditions or uncertainty, actual or threatened terrorist or cyber-attacks, mass casualty events, government shutdowns and closures, travel-related health concerns, global outbreaks of pandemics (such as the COVID-19 pandemic) or contagious diseases, or fear of such outbreaks, weather and climate-related events, such as hurricanes, tornadoes, floods, wildfires, and droughts, and natural or man-made disasters; (iii) inflation and inflationary pressures which increases labor costs and other costs of providing services to guests and complying with hotel brand standards, as well as costs related to construction and other capital expenditures including increased costs due to the imposition of tariffs on imported goods, property and other taxes, and insurance costs which could result in reduced operating profit margins; (iv) bank failures and concerns over a potential domestic and/or global recession; (v) the Company’s dependence on third-party managers of its hotels, including its inability to directly implement strategic operational business decisions; (vi) risks associated with the hotel industry, including competition, increases in wages and benefits, energy costs and other operating costs, cyber incidents, information technology failures, downturns in general and local economic conditions, prolonged periods of civil unrest in our markets, and disruption caused by cancellation of or delays in the completion of anticipated demand generators; (vii) the availability and terms of financing and capital and the general volatility of securities markets; (viii) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws; (ix) interest rate changes; (x) the Company's ability to successfully negotiate amendments and covenant waivers with its unsecured and secured lenders; (xi) the Company's ability to comply with covenants, restrictions, and limitations in any existing or revised loan agreements with our unsecured and secured lenders; (xii) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs; (xiii) the possibility of uninsured or underinsured losses, including those relating to natural disasters, terrorism, government shutdowns and closures, civil unrest, or cyber incidents; (xiv) risks associated with redevelopment and repositioning projects, including disruption, delays and cost overruns; (xv) levels of spending in business and leisure segments as well as decreases in consumer confidence; (xvi) declines in occupancy and average daily rate; (xvii) the seasonal and cyclical nature of the real estate and hospitality businesses; (xviii) changes in distribution arrangements, such as through online travel intermediaries; (xix) relationships with labor unions and changes in labor laws, including increases to minimum wages and/or work rule requirements; (xx) the impact of changes in the tax code and uncertainty as to how some of those changes may be applied; (xxi) monthly cash expenditures and the uncertainty around predictions; (xxii) labor shortages; (xxiii) tariffs/trade dispute disruptions in supply chains resulting in delays or inability to procure required products; and (xxiv) the risk factors discussed in the Company’s Annual Report on Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.
All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Availability of Information on Xenia's Website
Investors and others should note that Xenia routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts, and the Investor Relations section of Xenia's website. While not all the information that the Company posts to the Xenia website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Xenia to review the information that it shares at the Investor Relations link located on www.xeniareit.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Investor Email Alerts" in the "Company Overview" section of Xenia’s Investor Relations website at www.xeniareit.com.
Contact:
Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Consolidated Balance Sheets
As of December 31, 2025 and December 31, 2024
($ amounts in thousands, except per share data)

	December 31, 2025	December 31, 2024
Assets:	(Unaudited)	(Audited)
Investment properties:
Land	$472,648	$455,907
Buildings and other improvements	3,128,322	3,190,885
Total	$3,600,970	$3,646,792
Less: accumulated depreciation	(1,098,972)	(1,054,704)
Net investment properties	$2,501,998	$2,592,088
Cash and cash equivalents	140,427	78,201
Restricted cash and escrows	82,682	65,381
Accounts and rents receivable, net of allowance for doubtful accounts	26,937	25,758
Intangible assets, net of accumulated amortization	4,850	4,856
Deferred tax assets, net	5,544	5,345
Other assets	46,237	59,987
Total assets	$2,808,675	$2,831,616
Liabilities:
Debt, net of loan premiums, discounts and unamortized deferred financing costs	$1,422,881	$1,334,703
Finance lease liabilities	7,606	1,971
Accounts payable and accrued expenses	93,541	102,896
Distributions payable	13,538	12,566
Other liabilities	87,572	99,147
Total liabilities	$1,625,138	$1,551,283
Commitments and Contingencies
Stockholders' equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 92,153,929 and 101,310,135 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	$922	$1,013
Additional paid in capital	1,803,644	1,921,006
Accumulated other comprehensive income	86	925
Accumulated distributions in excess of net earnings	(670,434)	(679,841)
Total Company stockholders' equity	$1,134,218	$1,243,103
Non-controlling interests	49,319	37,230
Total equity	$1,183,537	$1,280,333
Total liabilities and equity	$2,808,675	$2,831,616

Xenia Hotels & Resorts, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Three Months and Years Ended December 31, 2025 and 2024
($ amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues:
Rooms revenues	$143,956	$143,610	$596,536	$597,097
Food and beverage revenues	95,616	94,095	380,269	350,738
Other revenues	26,005	24,144	101,695	91,212
Total revenues	$265,577	$261,849	$1,078,500	$1,039,047
Expenses:
Rooms expenses	37,669	37,377	153,646	152,133
Food and beverage expenses	64,049	63,599	254,305	241,186
Other direct expenses	6,581	6,185	27,500	25,009
Other indirect expenses	67,276	69,865	274,227	275,579
Management and franchise fees	9,398	8,861	38,900	36,507
Total hotel operating expenses	$184,973	$185,887	$748,578	$730,414
Depreciation and amortization	32,315	33,123	130,721	128,749
Real estate taxes, personal property taxes and insurance	12,058	13,195	50,823	53,140
Ground lease expense	228	767	1,850	3,179
General and administrative expenses	8,266	7,830	36,792	36,245
Gain on business interruption insurance	—	(1,593)	(510)	(2,338)
Other operating expenses	1,002	1,199	2,434	2,303
Impairment and other losses	—	49	279	520
Total expenses	$238,842	$240,457	$970,967	$952,212
Operating income	$26,735	$21,392	$107,533	$86,835
Gain on sale of investment properties	—	—	39,953	1,628
Other income	1,377	2,103	7,526	9,399
Interest expense	(21,927)	(20,135)	(86,722)	(80,882)
Loss on extinguishment of debt	—	(3,850)	—	(3,850)
Net income (loss) before income taxes	$6,185	$(490)	$68,290	$13,130
Income tax (expense) benefit	174	(287)	(1,391)	3,740
Net income (loss)	$6,359	$(777)	$66,899	$16,870
Net (income) loss attributable to non-controlling interests	(275)	139	(3,811)	(727)
Net income (loss) attributable to common stockholders	$6,084	$(638)	$63,088	$16,143

Xenia Hotels & Resorts, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss) - Continued
For the Three Months and Years Ended December 31, 2025 and 2024
($ amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Basic and diluted income (loss) per share:
Net income (loss) per share available to common stockholders - basic and diluted	$0.07	$(0.01)	$0.64	$0.15
Weighted-average number of common shares (basic)	93,379,622	101,578,304	96,711,589	101,846,303
Weighted-average number of common shares (diluted)	93,856,606	101,578,304	97,162,875	102,271,394

Comprehensive income (loss):
Net income (loss)	$6,359	$(777)	$66,899	$16,870
Other comprehensive income (loss):
Unrealized gain (loss) on interest rate derivative instruments	12	970	(169)	2,517
Reclassification adjustment for amounts recognized in net income (loss) (interest expense)	(111)	(703)	(706)	(4,081)
	$6,260	$(510)	$66,024	$15,306
Comprehensive (income) loss attributable to non-controlling interests	(269)	132	(3,775)	(677)
Comprehensive income (loss) attributable to the Company	$5,991	$(378)	$62,249	$14,629

Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of its operating performance: EBITDA, EBITDAre, Adjusted EBITDAre, Same-Property Hotel EBITDA, Same-Property Hotel EBITDA Margin, FFO, Adjusted FFO, and Adjusted FFO per diluted share. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA, EBITDAre and Adjusted EBITDAre
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to investors in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and, along with FFO and Adjusted FFO, is used by management in the annual budget process for compensation programs.
The Company calculates EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as EBITDA plus or minus losses and gains on the disposition of depreciated property, including gains or losses on change of control, plus impairments of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.
The Company further adjusts EBITDAre to exclude the impact of non-controlling interests in consolidated entities other than its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company also adjusts EBITDAre for certain additional items such as depreciation and amortization related to corporate assets, terminated transaction and pre-opening expenses, amortization of share-based compensation, non-cash ground rent and straight-line rent expense, the cumulative effect of changes in accounting principles, and other costs it believes do not represent recurring operations and are not indicative of the performance of its underlying hotel property entities. The Company believes it is meaningful for investors to understand Adjusted EBITDAre attributable to all common stock and unit holders. The Company believes Adjusted EBITDAre attributable to common stock and unit holders provides investors with another useful financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
Same-Property Hotel EBITDA and Same-Property Hotel EBITDA Margin
Same-Property hotel data includes the actual operating results for all hotels owned as of the end of the reporting period. The Company then adjusts the Same-Property hotel data for comparability purposes by including pre-acquisition operating results of asset(s) acquired during the period, which provides investors a basis for understanding the acquisition(s) historical operating trends and seasonality. The pre-acquisition operating results for the comparable period are obtained from the seller and/or manager of the hotel(s) during the acquisition due diligence process and have not been audited or reviewed by our independent auditors. The Company further adjusts the Same-Property hotel data to remove dispositions during the respective reporting periods, and, in certain cases, hotels that are not fully open due to significant renovation, re-positioning, or disruption or whose room counts have materially changed during either the current or prior year as these historical operating results are not indicative of or expected to be comparable to the operating performance of the hotel portfolio on a prospective basis.
Same-Property Hotel EBITDA represents net income or loss excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate-level costs and expenses, (5) terminated transaction and pre-opening expenses, and (6) certain state and local excise taxes resulting from ownership structure. The Company believes that Same-Property Hotel EBITDA provides investors a useful financial measure to evaluate hotel operating performance excluding the impact of capital structure (primarily interest expense), asset base (primarily depreciation and amortization), income taxes, and corporate-level expenses (corporate expenses and terminated transaction costs). The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and the effectiveness of third-party management companies that operate our business on a property-level basis. Same-Property Hotel EBITDA Margin is calculated by dividing Same-Property Hotel EBITDA by Same-Property Total Revenues.

As a result of these adjustments the Same-Property hotel data presented does not represent the Company's total revenues, expenses, operating profit or net income and should not be used to evaluate performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of operating performance. Our consolidated statements of operations and comprehensive income include such amounts, all of which should be considered by investors when evaluating our performance.
We include Same-Property hotel data as supplemental information for investors. Management believes that providing Same-Property hotel data is useful to investors because it represents comparable operations for our portfolio as it exists at the end of the respective reporting periods presented, which allows investors and management to evaluate the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at Same-Property hotels or from other factors, such as the effect of acquisitions or dispositions.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by Nareit, as amended in the 2018 Restatement White Paper, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains or losses from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and consolidated variable interest entities, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains or losses from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the Nareit definition of FFO or do not calculate FFO per diluted share in accordance with Nareit guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs. The Company presents FFO attributable to common stock and unit holders, which includes its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company believes it is meaningful for investors to understand FFO attributable to common stock and unit holders.
The Company further adjusts FFO for certain additional items that are not in Nareit’s definition of FFO such as terminated transaction and pre-opening expenses, amortization of debt origination costs and share-based compensation, non-cash ground rent and straight-line rent expense, and other items we believe do not represent recurring operations. The Company believes that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of our operating performance.
Adjusted FFO per diluted share
The diluted weighted-average common share count used for the calculation of Adjusted FFO per diluted share differs from diluted weighted-average common share count used to derive net income or loss per share available to common stockholders. The Company calculates Adjusted FFO per diluted share by dividing the Adjusted FFO by the diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units. Any anti-dilutive securities are excluded from the diluted earnings per share calculation.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income(Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Three Months Ended December 31, 2025 and 2024
(Unaudited)
($ amounts in thousands)

	Three Months Ended December 31,
	2025	2024
Net income (loss)	$6,359	$(777)
Adjustments:
Interest expense	21,927	20,135
Income tax expense (benefit)	(174)	287
Depreciation and amortization	32,315	33,123
EBITDA and EBITDAre	$60,427	$52,768

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(79)	$(92)
Gain on insurance recoveries(1)	—	(2,081)
Loss on extinguishment of debt	—	3,850
Amortization of share-based compensation expense	2,607	2,543
Non-cash ground rent and straight-line rent expense	87	(51)
Other non-recurring expenses(2)	571	2,227
Adjusted EBITDAre attributable to common stock and unit holders	$63,613	$59,164
Corporate-level costs and expenses	5,139	3,723
Pro forma hotel adjustments, net(3)	97	(3,690)
Same-Property Hotel EBITDA attributable to common stock and unit holders(4)	$68,849	$59,197
1.During the three months ended December 31, 2024, the Company recorded $2.1 million of insurance proceeds in excess of recognized losses related to casualty losses at certain properties. These amounts are included in other income on the condensed consolidated statements of operations and comprehensive income (loss) for the periods then ended.
2.Includes adjustments for pre-opening expenses, repair and clean-up costs related to property damage and other non-recurring items.
3.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented.
4.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the three months ended December 31, 2025 and 2024 on page 20.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Years Ended December 31, 2025 and 2024
(Unaudited)
($ amounts in thousands)

	Year Ended December 31,
	2025	2024
Net income	$66,899	$16,870
Adjustments:
Interest expense	86,722	80,882
Income tax expense (benefit)	1,391	(3,740)
Depreciation and amortization	130,721	128,749
EBITDA	$285,733	$222,761
Impairment of investment properties	279	—
Gain on sale of investment properties	(39,953)	(1,628)
EBITDAre	$246,059	$221,133

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(278)	$(341)
Gain on insurance recoveries(1)	(1,649)	(4,428)
Loss on extinguishment of debt	—	3,850
Amortization of share-based compensation expense	13,069	13,658
Non-cash ground rent and straight-line rent expense	113	(435)
Other non-recurring expenses(2)	1,030	3,686
Adjusted EBITDAre attributable to common stock and unit holders	$258,344	$237,123
Corporate-level costs and expenses	21,447	19,271
Pro forma hotel level adjustments, net(3)	(5,509)	(14,706)
Same-Property Hotel EBITDA attributable to common stock and unit holders(4)	$274,282	$241,688
1.During the years ended December 31, 2025 and 2024, the Company recorded $1.6 million and $4.4 million, respectively, of insurance proceeds in excess of recognized losses related to casualty losses at certain properties. These amounts are included in other income on the condensed consolidated statements of operations and comprehensive income (loss) for the periods then ended.
2.Includes adjustments for pre-opening expenses, repair and clean-up costs related to property damage and other non-recurring items.
3.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented.
4.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the years ended December 31, 2025 and 2024 on page 20.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
For the Three Months Ended December 31, 2025 and 2024
(Unaudited)
($ amounts in thousands)

	Three Months Ended December 31,
	2025	2024
Net income (loss)	$6,359	$(777)
Adjustments:
Depreciation and amortization related to investment properties	32,236	33,031
FFO attributable to common stock and unit holders	$38,595	$32,254

Reconciliation to Adjusted FFO
Gain on insurance recoveries(1)	—	(2,081)
Loss on extinguishment of debt	—	3,850
Loan related costs, net of adjustment related to non-controlling interests(2)	1,210	1,288
Amortization of share-based compensation expense	2,607	2,543
Non-cash ground rent and straight-line rent expense	87	(51)
Other non-recurring expenses(3)	571	2,227
Adjusted FFO attributable to common stock and unit holders	$43,070	$40,030
Weighted-average shares outstanding - Diluted(4)	95,888	103,313
Adjusted FFO per diluted share	$0.45	$0.39
1.During the three months ended December 31, 2024, the Company recorded $2.1 million of insurance proceeds in excess of recognized losses related to casualty losses at certain properties. These amounts are included in other income on the condensed consolidated statements of operations and comprehensive income (loss) for the periods then ended.
2.Loan related costs include amortization of debt premiums, discounts and deferred loan origination costs.
3.Includes adjustments for pre-opening expenses, repair and clean-up costs related to property damage and other non-recurring items.
4.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to FFO and Adjusted FFO
For the Years Ended December 31, 2025 and 2024
(Unaudited)
($ amounts in thousands)

	Year Ended December 31,
	2025	2024
Net income	$66,899	$16,870
Adjustments:
Depreciation and amortization related to investment properties	130,443	128,408
Impairment of investment properties	279	—
Gain on sale of investment properties	(39,953)	(1,628)
FFO attributable to common stock and unit holders	$157,668	$143,650

Reconciliation to Adjusted FFO
Gain on insurance recoveries(1)	(1,649)	(4,428)
Loss on extinguishment of debt	—	3,850
Loan related costs, net of adjustment related to non-controlling interests(2)	4,487	5,361
Amortization of share-based compensation expense	13,069	13,658
Non-cash ground rent and straight-line rent expense	113	(435)
Other non-recurring expenses(3)	1,030	3,686
Adjusted FFO attributable to common stock and unit holders	$174,718	$165,342
Weighted-average shares outstanding - Diluted(4)	99,152	103,978
Adjusted FFO per diluted share	$1.76	$1.59
1.During the years ended December 31, 2025 and 2024, the Company recorded $1.6 million and $4.4 million, respectively, of insurance proceeds in excess of recognized losses related to casualty losses at certain properties. These amounts are included in other income on the condensed consolidated statements of operations and comprehensive income (loss) for the periods then ended.
2.Loan related costs include amortization of debt premiums, discounts and deferred loan origination costs.
3.Includes adjustments for pre-opening expenses, repair and clean-up costs related to property damage and other non-recurring items.
4.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to Adjusted EBITDAre
for Full Year 2026 Guidance
($ amounts in millions)

Guidance Midpoint
Full Year
Net income	$31
Adjustments:
Interest expense	82
Income tax expense	2
Depreciation and amortization	131
EBITDA and EBITDAre	$246
Amortization of share-based compensation expense	13
Other(1)	1
Adjusted EBITDAre	$260

Reconciliation of Net Income to Adjusted FFO
for Full Year 2026 Guidance
($ amounts in millions)

Guidance Midpoint
Full Year
Net income	$31
Adjustments:
Depreciation and amortization related to investment properties	131
FFO	$162
Amortization of share-based compensation expense	13
Other(2)	5
Adjusted FFO	$180
1.Includes below market ground rent and preopening expenses.
2.Includes below market ground rent, loan cost amortization, and preopening expenses.

Xenia Hotels & Resorts, Inc.
Debt Summary as of December 31, 2025
(Unaudited)
($ amounts in thousands)

	Rate Type	Rate(1)		Maturity Date	Outstanding as of December 31, 2025
Mortgage Loans
Grand Bohemian Hotel Orlando, Autograph Collection(2)	Fixed	4.53%		March 2026	$52,034
Marriott San Francisco Airport Waterfront	Fixed	4.63%		May 2027	103,732
Andaz Napa	Fixed(3)	5.72%		January 2028	54,081
Total Mortgage Loans		4.89%	(4)		$209,847
Corporate Credit Facilities
Corporate Credit Facility Term Loan	Variable(5)	5.50%		November 2028	$225,000
Corporate Credit Facility Term Loan	Variable(5)	5.50%		November 2028	100,000
Revolving Credit Facility	Variable(6)	5.50%		November 2028	—
Total Corporate Credit Facilities					$325,000
2029 Senior Notes $500M	Fixed	4.88%		June 2029	500,000
2030 Senior Notes $400M	Fixed	6.63%		May 2030	400,000
Loan premiums, discounts and unamortized deferred financing costs, net(7)					(11,966)
Total Debt, net of loan premiums, discounts and unamortized deferred financing costs		5.51%	(4)		$1,422,881
1.Represents annual interest rates.
2.In February 2026, the Company repaid in full with cash on hand the then outstanding $51.8 million mortgage loan collateralized by Grand Bohemian Hotel Orlando, Autograph Collection.
3.A variable interest loan for which SOFR has been fixed through January 1, 2027, after which the rate reverts to variable.
4.Weighted-average interest rate.
5.A variable interest loan for which the credit spread may vary, as it is determined by the Company's leverage ratio.
6.The Revolving Credit Facility has a total capacity of $500 million. The spread to SOFR may vary, as it is determined by the Company's leverage ratio.
7.Includes loan premiums, discounts and deferred financing costs, net of accumulated amortization.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three Months and Years Ended December 31, 2025 and 2024
($ amounts in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2025	2024		Change	2025	2024		Change
Same-Property Occupancy(1)	66.1%	64.8%	130	bps	68.6%	67.6%	100	bps
Same-Property Average Daily Rate(1)	$266.88	$260.43		2.5%	$265.38	$259.03		2.5%
Same-Property RevPAR(1)	$176.45	$168.81		4.5%	$181.97	$175.18		3.9%
Same-Property Total RevPAR(1)(2)	$325.52	$305.20		6.7%	$328.57	$304.12		8.0%
Same-Property Revenues(1):
Rooms revenues	$143,956	$137,650		4.6%	$588,998	$568,239		3.7%
Food and beverage revenues	95,616	87,394		9.4%	373,722	329,677		13.4%
Other revenues	26,005	23,811		9.2%	100,778	88,574		13.8%
Total Same-Property revenues	$265,577	$248,855		6.7%	$1,063,498	$986,490		7.8%
Same-Property Expenses(1):
Rooms expenses	$37,669	$35,709		5.5%	$151,750	$144,069		5.3%
Food and beverage expenses	64,049	60,587		5.7%	251,486	230,641		9.0%
Other direct expenses	6,581	6,186		6.4%	27,500	24,573		11.9%
Other indirect expenses	66,744	66,844		(0.1)%	268,640	258,880		3.8%
Management and franchise fees	9,398	8,513		10.4%	38,462	35,087		9.6%
Real estate taxes, personal property taxes and insurance	12,141	12,632		(3.9)%	50,131	50,659		(1.0)%
Ground lease expense	146	780		(81.3)%	1,757	3,231		(45.6)%
Gain on business interruption insurance	—	(1,593)		(100.0)%	(510)	(2,338)		(78.2)%
Total Same-Property hotel operating expenses	$196,728	$189,658		3.7%	$789,216	$744,802		6.0%
Same-Property Hotel EBITDA(1)	$68,849	$59,197		16.3%	$274,282	$241,688		13.5%
Same-Property Hotel EBITDA Margin(1)	25.9%	23.8%	214	bps	25.8%	24.5%	129	bps
1.“Same-Property” includes all properties owned as of December 31, 2025 and includes renovation disruption for multiple capital projects during the periods presented. The table below is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three months and years ended December 31, 2025 and 2024.
2.Total Revenues per available room for the period presented.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total Revenues - GAAP	$265,577	$261,849	$1,078,500	$1,039,047
Pro forma hotel level adjustments(a)	—	(12,994)	(15,002)	(52,557)
Total Same-Property Revenues	$265,577	$248,855	$1,063,498	$986,490
Total Hotel Operating Expenses - GAAP	$184,973	$185,887	$748,578	$730,414
Real estate taxes, personal property taxes and insurance	12,058	13,195	50,823	53,140
Ground lease expense, net(b)	146	780	1,757	3,231
Other income	13	1,046	(3)	(148)
Gain on business interruption insurance	—	(1,593)	(510)	(2,338)
Corporate-level costs and expenses	(545)	(366)	(2,077)	(1,685)
Pro forma hotel level adjustments, net(a)	83	(9,291)	(9,352)	(37,812)
Total Same-Property Hotel Operating Expenses	$196,728	$189,658	$789,216	$744,802
a.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented.
b.Excludes non-cash ground rent expense.